                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


          We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 8, 2000, except as to the stock split described in Note 16 which is as of June 14, 2000, and except for Note 18 as to which the date is February 1, 2001, relating to the consolidated financial statements, which appears in Hanover Compressor Company's Amended Annual Report on Form 10-K/A for the year ended December 31, 1999.


                                         /s/ PricewaterhouseCoopers LLP


Houston, Texas
February 21, 2001